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Exhibit 3.02

BYLAWS
OF
KMG AMERICA CORPORATION

ARTICLE I
MEETINGS OF SHAREHOLDERS

        1.1    Place and Time of Meetings.    Meetings of shareholders shall be held at such place, either within or without the Commonwealth of Virginia, and at such time as may be provided in the notice of the meeting or in the waiver thereof.

        1.2    Procedure.    The Chairman shall serve as chairman at all meetings of the shareholders. In the absence of the foregoing officer or if he declines to serve, a majority of the shares entitled to vote at a meeting may appoint any person entitled to vote at the meeting to act as chairman. The Secretary or, in his absence, his duly-appointed designee shall act as secretary at all meetings of the shareholders. In the event that neither the Secretary nor his duly-appointed designee is present, the chairman of the meeting may appoint any person to act as secretary of the meeting. Any meeting may be adjourned from day to day, or from time to time, and such adjournment may be directed without a quorum, but no business except adjournment shall be transacted in the absence of a quorum. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The chairman of the meeting shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as he may deem necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) dismissing of business not properly presented, (ii) maintaining of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) commencing, conducting and closing voting on any matter.

        1.3    Annual Meeting.    The annual meeting of shareholders shall be held on such date and at such time as may be fixed by resolution of the Board of Directors, but if no such date and time is fixed by the Board of Directors, the meeting for any calendar year shall be held on the first business day of June, if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding business day that is not a legal holiday. The annual meeting shall be held for the purpose of electing Directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these bylaws. To be properly brought before an annual meeting, business must be (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a shareholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be in writing and delivered or mailed to and received by the Secretary not less than sixty (60) days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of the Corporation's shares that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1.3; provided, however, that nothing in this Section 1.3 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting. In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 1.3, the chairman of the meeting shall declare to the shareholders present at the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

        1.4    Special Meetings.    Special meetings of the shareholders may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the directors of the Corporation, by the Chairman, Chief Executive Officer or by the President. Only business within the purpose or purposes described in the notice of the special meeting delivered by the Corporation shall be conducted at a special meeting of shareholders.

        1.5    Notice of Meetings.    Written or printed notice stating the place, day and hour of the meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given (except in the case of a meeting to act on the matters set forth in the following paragraph) not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in first class United States mail with postage thereon prepaid and addressed to the shareholder at his address as it appears on the share transfer books of the Corporation.

        Notice of a shareholders' meeting to act on (i) an amendment of the Articles of Incorporation, (ii) a plan of merger, share exchange, domestication or entity conversion, (iii) the sale, lease, exchange or other disposition of all or substantially all the property of the Corporation otherwise than in the usual and regular course of business or (iv) the dissolution of the Corporation, shall be given, in the manner provided above, not less than twenty-five (25) nor more than sixty (60) days before the date of the meeting. Any notice given pursuant to this paragraph shall state that the purpose, or one of the purposes, of the meeting is to consider such action and shall be accompanied by (x) a copy of the proposed amendment, (y) a copy of the proposed plan of merger or share exchange or (z) a copy or a summary of the agreement pursuant to which the proposed transaction will be effected. If only a summary of the agreement is sent to the shareholders, the Corporation shall also send a copy of the agreement to any shareholder who requests it.

        If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date unless a court provides otherwise.

        1.6    Waiver of Notice; Attendance at Meeting.    A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

        A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

        1.7    Quorum and Voting Requirements.    Unless otherwise required by law, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law or the provisions of the Corporation's Articles or Bylaws. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting. There shall be no cumulative voting.

        1.8    Proxies.    A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

        The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares. Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

        1.9    Voting List.    The officer or agent having charge of the share transfer books of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. For a period of ten (10) days prior to the meeting, such list shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof. The original share transfer books shall be prima facie evidence as to which shareholders are entitled to examine such list or transfer books or to vote at any meeting of the shareholders. The right of a shareholder to inspect such list prior to the meeting shall be subject to the conditions and limitations set forth by law. If the requirements of this Section 1.9 have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until such requirements are met. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders after the making of any such demand shall be invalid and of no effect.

        1.10    Fixing Record Date.    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section such determination shall apply to any adjournment thereof.

ARTICLE II
DIRECTORS

        2.1    General Powers.    The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

        2.2    Number and Term.    The number of directors of the Corporation shall be seven (7). This number may be changed from time to time by amendment to these Bylaws to increase or decrease the number of directors. A decrease in number shall not shorten the term of any incumbent director. Each director shall hold office until his death, resignation or removal or until his successor is elected in accordance with the Articles of Incorporation.

        2.3    Election.    Except as provided in Section 2.4 or in the case of elections of directors by the unanimous written consent of shareholders and subject to the voting rights, if any, of any holders of Preferred Shares of the Corporation, the directors shall be elected by the holders of the shares of Common Stock at each annual meeting of shareholders and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his or her prior consent. Subject to any rights of holders of Preferred Shares, only persons who are nominated in accordance with the procedures set forth in this Section 2.3 shall be eligible for election as Directors. Notice of nominations made by shareholders entitled to vote for the election of Directors shall be received in writing by the Secretary not less than fifty (50) nor more than seventy-five (75) days before the first anniversary of the date of the Corporation's proxy statement in connection with the last meeting of shareholders called for the election of Directors. Each notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of capital shares of the Corporation beneficially owned by each such nominee. The Secretary shall deliver all such notices to the Corporation's Corporate Governance and Nominating Committee, or such other committee as may be appointed by the Board of Directors from time to time for such purpose, for review. The Corporate Governance and Nominating Committee shall thereafter make its recommendation with respect to nominees to the Board of Directors. The chairman of any meeting of shareholders called for the election of Directors may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        2.4    Vacancies.    A vacancy on the Board of Directors, including a vacancy resulting from death, resignation, disqualification or removal or an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified.

        2.5    Resignations.    Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President, or the Secretary.

        2.6    Removal of Directors.    The Board of Directors may, at any time, remove any director with cause by the affirmative vote of all members of the Board of Directors (excluding the director subject to removal) and may elect a successor to fill any resulting vacancy for the balance of the term of the removed director. For purposes of this Section 2.6, "cause" shall mean willful misconduct or a knowing violation of the criminal law.

        2.7    Annual and Regular Meetings.    An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of shareholders for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

        2.8    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer, President or a majority of the Directors of the Corporation and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

        2.9    Notice of Meetings.    No notice need be given of regular meetings of the Board of Directors. Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his residence or business address (or such other place as he may have directed in writing) not less than five (5) calendar days before the meeting by mail, messenger, telecopy, telegraph or other means of written communication or by telephoning such notice to him. Neither the business to be transacted nor the purpose of any special meeting need be specified in the notice of the meeting.

        2.10    Waiver of Notice; Attendance at Meeting.    A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

        A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

        2.11    Quorum; Voting.    A majority of the number of directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he objects, at the beginning of the meeting or promptly upon his arrival, to holding it or transacting specified business at the meeting or (ii) he votes against or abstains from the action taken.

        2.12    Telephonic Meetings.    The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

        2.13    Action Without Meeting.    Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

        2.14    Compensation.    The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors.

ARTICLE III
COMMITTEES OF DIRECTORS

        3.1    Committees.    The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.

        3.2    Authority of Committees.    To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to shareholders action that is required by law to be approved by shareholders, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal these Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; provided, however, that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

        3.3    Executive Committee.    The Board of Directors may appoint an Executive Committee consisting of not less than three directors which committee shall have all of the authority of the Board of Directors except to the extent such authority is limited by the provisions of Section 3.2.

        3.4    Audit Committee.    The Board of Directors shall appoint an Audit Committee consisting of not less than three directors, each of whom shall be independent directors in accordance with applicable law, rule or regulation of any applicable governmental authority or Self-Regulatory Organization (SRO) or other over-the-counter exchange on which the Corporation's securities may be listed from time to time ("Independent Directors"), which committee shall regularly review the adequacy of the Corporation's internal financial controls, review with the Corporation's independent public accountants the annual audit and other financial statements and recommend the selection of the Corporation's independent public accountants.

        3.5    Compensation Committee.    The Board of Directors, by resolution adopted by a majority of the number of Directors fixed in accordance with these bylaws, shall elect a Compensation Committee which shall consist of a Chairman and not less than two (2) other members, all of whom shall be Independent Directors. The Compensation Committee shall assist the Board of Directors in its oversight of remuneration of the Corporation's officers and compensation and benefit plans for other employees of the Corporation and perform such other duties as may be assigned to it by the Board of Directors. The Compensation Committee shall report regularly and promptly to the Board of Directors all action which is has taken.

        3.6    Corporate Governance and Nominating Committee.    The Board of Directors, by resolution adopted by a majority of the number of Directors fixed in accordance with these bylaws, shall elect a Corporate Governance and Nominating Committee which shall consist of a Chairman and not less than two (2) other members, all of whom shall be Independent Directors. The Corporate Governance and Nominating Committee shall review annually the attendance and performance of the Directors, review the compensation of Directors and make recommendations to the Board of Directors as to such compensation, recommend nominees who meet criteria approved by the Board of Directors for election to the Board of Directors, develop and oversee a set of corporate governance principles for the Corporation and perform such other duties as may be assigned to it by the Board of Directors. The Corporate Governance and Nominating Committee shall report regularly and promptly to the Board of Directors all action which it has taken.

        3.7    Committee Meetings; Miscellaneous.    The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well.

ARTICLE IV
OFFICERS

        4.1    Officers.    The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary, and, in the discretion of the Board of Directors, one or more Vice-Presidents, one or more Assistant Secretaries and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. The Chairman shall be chosen from among the directors. Any two or more offices may be held by the same person.

        4.2    Election; Term.    Officers shall be elected by the Board of Directors. Officers shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected. Any officer may resign at any time upon written notice to the Board of Directors and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

        4.3    Removal of Officers.    The Board of Directors may remove any officer at any time, with or without cause.

        4.4    Duties of the Chairman.    The Chairman shall have such powers and perform such duties as generally pertain to that position or as may, from time to time, be assigned to him by the Board of Directors.

        4.5    Duties of the Chief Executive Officer.    The Chief Executive Officer of the Corporation shall have general charge of and be charged with the duty of supervision of the business of the Corporation and shall perform such duties as may, from time to time, be assigned to him by the Board of Directors.

        4.6    Duties of the President.    The President shall have such powers and perform such duties as generally pertain to that position or as may, from time to time, be assigned to him by the Board of Directors.

        4.7    Duties of the Secretary.    The Secretary shall have the duty to see that a record of the proceedings of each meeting of the shareholders, the Board of Directors and any committee of the Board of Directors is properly recorded and that notices of all such meetings are duly given in accordance with the provisions of these Bylaws or as required by law; may affix or authorize to be affixed the corporate seal to any document the execution of which is duly authorized, and when so affixed may attest the same; and, in general, shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Chairman, the President or the Board of Directors or as may be required by law.

        4.8    Duties of Other Officers.    The other officers of the Corporation shall have such authority and perform such duties as shall be prescribed by the Board of Directors or by officers authorized by the Board of Directors to appoint them to their respective offices. To the extent that such duties are not so stated, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the control of the Chairman, the President or the Board of Directors.

        4.9    Compensation.    The compensation of the officers of the Corporation shall be fixed by the Board of Directors, or a committee thereof authorized by the Board of Directors, or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

ARTICLE V
SHARE CERTIFICATES

        5.1    Form.    Except to the extent that the Board of Directors authorizes the issuance of shares of the Corporation without certificates pursuant to Section 13.1-648 of the Virginia Stock Corporation Act ("Uncertificated Shares"), shares of the Corporation shall, when fully paid, be evidenced by certificates. Such certificates shall contain such information as is required by law and approved by the Board of Directors. Certificates shall be signed by the Chairman and the President, or by any two other officers of the Corporation as the Board of Directors may designate. Such certificates may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

        5.2    Transfer.    The Board of Directors may make rules and regulations concerning the issue, registration and transfer of certificates representing the shares of the Corporation. Transfers of shares and of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares accompanied by written assignments given by the owners or their attorneys-in-fact.

        5.3    Restrictions on Transfer.    A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares or, in the case of Uncertificated Shares, is contained in the information statement required by Section 13.1-648B of the Virginia Stock Corporation Act. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

        5.4    Lost or Destroyed Share Certificates.    The Corporation may issue a new share certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

ARTICLE VI
CONTROL SHARE ACQUISITIONS

        6.1    Non-Applicability.    It is expressly provided that the Corporation shall not be governed by Article 14.1 of the Virginia Stock Corporation Act, Control Share Acquisitions, as it may be amended from time to time.

ARTICLE VII
MISCELLANEOUS PROVISIONS

        7.1    Principal Office.    The principal office of the Corporation shall be located at 6306 Maple Ridge, Excelsior, Minnesota 55331, or at any other place or places as the Board of Directors may designate.

        7.2    Additional Offices.    The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

        7.3    Corporate Seal.    The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference "KMG America Corporation." In the center shall be the word "SEAL".

        7.4    Fiscal Year.    The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year.

        7.5    Amendments.    These Bylaws may be amended or repealed, and new Bylaws may be made, at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

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  Exhibit 3.02